October 4, 1996
Swiss Reinsurance America Corporation
237 Park Avenue
New York, NY 10017

     Re: Certain Reinsurance Arrangements


Gentlemen:

        As of the date of this Agreement, Swiss Reinsurance America Corporation ("Swiss Re") is purchasing $5,000,000 of Series A Cumulative Voting Preferred Stock and Class A Warrants of Home State Holdings, Inc. (the "Company") pursuant to that certain Securities Purchase Agreement of even date herewith (the "Purchase Agreement") by and among Swiss Re, Reliance Insurance Company and the Company. In connection with such purchase, the parties desire to enter into and deliver this Agreement.

        Each of the Company and Swiss Re, intending to be legally bound, hereby agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement):

          1. Undertaking to Renew Reinsurance Agreements. Appended hereto as Exhibit A are copies of the Reinsurance Binders (collectively, the "Reinsurance Binder") being entered into on the date hereof by Swiss Re, the Company and the various Insurance Subsidiaries named therein reflecting Swiss Re's agreement to reinsure certain classes of property and casualty insurance business underwritten by various of the Insurance Subsidiaries, such reinsurance representing not less than 50% of the Company's aggregate ceded property and casualty excess of loss reinsurance programs. The Company acknowledges and agrees that, pursuant to the Reinsurance Binder, Swiss Re is and shall be the lead reinsurer (having set the terms and conditions, and written the language, of the reinsurance treaties evidenced by the Reinsurance Binder) on the Company's property and casualty excess of loss reinsurance programs, and at no time that Swiss Re holds any of the Preferred Stock or the Warrants shall the Company (subject to agreement of the renewal terms of the reinsurance coverage as hereinbelow contemplated) negotiate or seek to negotiate with any other reinsurer to provide reinsurance coverage in an amount (or, if greater, a percentage) in excess of that being provided by Swiss Re with respect to the Company's ceded property and casualty excess of loss reinsurance programs as more fully described in the Reinsurance Binder.

          Effective for the calendar year commencing January 1, 1998 and for each year subsequent thereto (each a "Coverage Year"), for so long as Swiss Re owns any of the Preferred Stock or the Warrants: (i) the Company will cause the Insurance Subsidiaries to, and the Insurance Subsidiaries will, annually renew those reinsurance agreements entered into pursuant to the Reinsurance Binder hereinbefore referenced, with the renewal terms of such reinsurance agreements (A) computed on the same or similar basis as those underlying the 1997 reinsurance agreements, varying with loss ratio, expenses and otherwise constituting for and reasonable terms (provided, however, in assessing whether the renewal terms are "reasonable", multiple factors, including without limitation the credit rating of Swiss Re and Swiss Re's claims paying ability as historically demonstrated, shall be taken into account) and (B) allowing for adjustments in limits and retention levels and otherwise to take into consideration business and financial developments or plans of the Company and changing market conditions, and (ii) Swiss Re shall retain, in each and every Coverage Year subsequent to 1997, its position (subject to renewal of the reinsurance agreements as herein contemplated) as the reinsurer which sets the terms and conditions, and writes the language, of the reinsurance treaties with respect to the Company's ceded property and casualty excess of loss reinsurance programs as described in the Reinsurance Binder. In furtherance of the foregoing, each of Swiss Re, the Company and each of the Insurance Subsidiaries agrees to negotiate in good faith, from year to year, terms of renewal of the reinsurance agreements entered into pursuant to the Reinsurance Binder.

          2. Redemption of Preferred Stock: Appointment of Actuary. Notwithstanding the foregoing, in the event the Insurance Subsidiaries are unable, or fail, to agree with Swiss Re by November 15, 1997 and by November 15 of each calendar year thereafter on the terms and conditions of renewal of the reinsurance agreements applicable to the next succeeding Coverage Year, Swiss Re, at its option, shall have the right to:

               (a) require the Company to redeem all of the shares of the Preferred Stock held by Swiss Re at a redemption price per share equal to 102.5% of the Preferred Liquidation Value (as defined in the Certificate of Designations of the Company filed with the Secretary of State of Delaware on the date hereof), plus accrued and unpaid dividends thereon, if any, whether or not earned or declared, and otherwise exercise the rights available to a holder of the Preferred Stock upon the occurrence of a Redemption Event (as defined in the Certificate of Designations), or

               (b) refer the matter to a nationally recognized actuarial firm mutually acceptable to Swiss Re, the Company and the Insurance Subsidiaries (the "Actuary"), which Actuary shall determine, prior to January 1 of the applicable forthcoming Coverage Year, the terms and conditions for Swiss Re's reinsurance coverage of the Insurance Subsidiaries' insured risks for that forthcoming Coverage Year, based on information and proposals submitted to the Actuary by the Insurance Subsidiaries and by Swiss Re.

               (i) In the event Swiss Re, the Company and the Insurance Subsidiaries are unable to agree by the November 20 prior to the next succeeding Coverage Year on the identity of the Actuary, the Actuary shall be Allan M. Kaufman of Milliman & Robertson or, if Mr. Kaufman shall at such time not be a partner of Milliman & Robertson, then such other partner as may be designated by the managing partner of Milliman & Robertson's New York office.

               (ii) In making the determination of terms and conditions for Swiss Re's reinsurance renewal coverage for the Insurance Subsidiaries (the "Actuarial Determination"), the Actuary shall apply a computation utilizing the same, or as substantially similar to the same as possible, basis underlying the 1997 reinsurance agreements, such basis varying with loss ratio, expenses and otherwise containing fair and reasonable terms for the reinsurance proposed for cession to Swiss Re by the Insurance Subsidiaries, based upon proposals of the Insurance Subsidiaries and Swiss Re. The costs for the Actuarial Determination shall be paid equally by the Company and the Insurance Subsidiaries on the one hand and by Swiss Re on the other hand.

               (iii) In the event Swiss Re, in its sole discretion, is not satisfied with the terms and conditions proposed by the Actuary as set forth in the Actuarial Determination, Swiss Re shall have the right to reject the selected terms and conditions for Swiss Re's reinsurance coverage for the Insurance Subsidiaries for that forthcoming Coverage Year, and not assume the reinsurance coverage for the Insurance Subsidiaries that would have been ceded by the Insurance Subsidiaries pursuant to the selected terms and conditions for that reinsurance coverage provided by the Acturial Determination. Under such circumstances, Swiss Re also may elect to (but need not) exercise its option to require the Company to redeem all of the shares of the Preferred Stock held by Swiss Re as set forth in this Section 2.

               (iv) If Swiss Re elects to accept the terms and conditions for Swiss Re's reinsurance coverage for the Insurance Subsidiaries for the forthcoming Coverage Year as proposed by the Actuary in the Actuarial Determination, the Actuarial Determination of the Actuary shall be final and binding on both the Insurance Subsidiaries on the one hand and Swiss Re on the other hand.



          3. Assignment. This Agreement shall be binding upon and inure to the benefit of Swiss Re, the Company and the Insurance Subsidiaries and their respective successors and assigns; provided, however, Swiss Re may assign this Agreement to any affiliate of Swiss Re.


          4. Entire Agreement. This Agreement supersedes any and all prior agreements, whether written or oral, among Swiss Re, the Company and the Insurance Subsidiaries with respect to the subject matter hereof, and this Agreement, along with the Purchase Agreement and all exhibits, schedules and agreements contemplated therein, constitute the full and complete agreement among the parties with respect thereto. No amendment to this Agreement shall be effective unless set forth in a writing executed by all parties to this Agreement.

          5. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the conflicts of laws provisions thereof.

          6. No Waiver. The failure of Swiss Re, the Company or the Insurance Subsidiaries to insist on strict compliance with the provisions of this Agreement or to exercise any right or remedy shall not constitute a waiver of any rights contained herein nor estop the parties from demanding full and complete compliance herewith nor prevent the parties from exercising a remedy in the future.

          7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

        To acknowledge your agreement to the foregoing, please execute this Agreement in the space provided below, whereupon it shall constitute a binding agreement among the parties hereto.

                                        Very truly yours,

                                        HOME STATE HOLDINGS, INC.
                                        (a Delaware corporation)

                                        By: /s/ Mark Vaughn
                                            -------------------
                                            Name: Mark Vaughn
                                            Title: Acting President

                                        HOME STATE INSURANCE COMPANY
                                        (A New Jersey corporation)

                                        By: /s/ Mark Vaughn
                                            -------------------
                                            Name: Mark Vaughn
                                            Title: Chief Executive Officer


                                        NEW YORK MERCHANT BAKERS
                                         INSURANCE COMPANY
                                        (A New York corporation)

                                        By: /s/ Mark Vaughn
                                            -------------------
                                             Name: Mark Vaughn
                                             Title: Chief Executive  Officer


                                        PINNACLE INSURANCE COMPANY
                                        (A Georgia corporation)

                                        By: /s/ Mark Vaughn
                                            -------------------
                                            Name: Mark Vaughn
                                            Title: Chief Executive Officer

                                        QUAKER CITY INSURANCE COMPANY
                                        (A Pennsylvania corporation)

                                        By: /s/ Mark Vaughn
                                            -------------------
                                            Name: Mark Vaughn
                                            Title: Chief Executive Officer


                                        WESTBROOK INSURANCE COMPANY
                                        (A Connecticut corporation)

                                        BY: /s/ Mark Vaughn
                                            -------------------
                                            Name: Mark Vaughn
                                            Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

SWISS REINSURANCE AMERICA
 CORPORATION

BY: /s/ Thomas L. Forsyth
    -----------------------------
    Name: Thomas L. Forsyth
    Title: Senior Vice President and
           General Counsel